UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

Signal Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Signal Genetics, Inc. 667 Madison Avenue, 14th Floor New York, New York		10065
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 486-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2014, Signal Genetics, Inc. (the “Company”) entered into an Office Building Lease with OT9 OWNER, LLC (the “Lease”) for the lease of approximately 5,560 square feet of office space, which the Company will use as its corporate headquarters. During the 36-month term of the Lease, commencing on or about October 1, 2014, monthly base rent will be approximately $13,900, which will increase at a rate of 3% annually. The Lease terms include three months of rent abatement during the first year and an option to renew the Lease for one additional 36-month period. The newly leased space in Carlsbad, California, will replace the Company’s current headquarters in New York, New York.

The foregoing is only a brief description of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Lease that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2014.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIGNAL GENETICS, INC.

By:	/s/ Tamara A. Seymour
Tamara A. Seymour Chief Financial Officer

Date: August 20, 2014